RESTRICTED STOCK AGREEMENT

pursuant to

CORNING NATURAL GAS CORPORATION

2007 STOCK PLAN

Non-Employee Director

Participant: ________________

Date of Grant: ________________

Number of Shares of Common Stock,

par value $5.00 per share ("Shares"): _______

Fair Market Value of Each Share on Date of Grant (closing price): $_____

Vesting Date(s) and Percentage: _________

This RESTRICTED STOCK AGREEMENT (the "Agreement") is made between Corning Natural Gas Corporation (the "Company") and the Participant to record the granting of the Shares as a Restricted Stock Award on the Date of Grant to the Participant pursuant to the Company's 2007 Stock Plan, as amended from time to time (the "Plan").

The Company and the Participant hereby agree as follows:

1. Grant of Shares. The Company hereby grants to the Participant, as of the Date of Grant, subject to and in accordance with the terms and conditions of the Plan and this Agreement, the Shares. The grant of the Shares to the Participant, evidenced by this Agreement, is an award of Restricted Stock Award subject to the terms and conditions of this Agreement and the Plan.

2. Vesting of Shares.

(a) Service. If the Participant continues as a member of the board of directors or other governing body of the Company, its Subsidiaries or Affiliates until such date, ownership of 100% of the Shares shall vest on the Vesting Date(s) set forth above, or such other date as provided in this Agreement.

(b) Death or Disability. If the Participant ceases being a member of the board of directors or other governing body of the Company, its Subsidiaries or Affiliates as a result of the Participant's death or Disability, the Shares shall immediately vest.

(c) Termination. If the Participant ceases to be a member of the board of directors or other governing body of the Company, a Subsidiary or a participating Affiliate for any reason other than death or Disability prior to the vesting of the Shares as provided in Section 2(a), the Shares shall not vest and shall be forfeited as provided in Section 3.

(d) Change in Control. The Shares are subject to the provisions of the Plan pertaining to a Change in Control of the Company.

3. Forfeiture. Shares that do not become vested in accordance with the vesting criteria set forth in Section 2 above (and any dividends or other distributions related to such Shares) shall be forfeited to the Company.

4. Release of Shares. The Shares (and any dividends or other distributions relating to the Shares) shall be held by the Company in a nominee account with the Company's transfer agent (or such other account as the Company shall determine) for the benefit of the Participant until the Shares become vested in accordance with Section 2 above (any Shares with respect to which such requirement is satisfied are referred to as "Released Shares", and the date on which such requirement is satisfied with respect to Released Shares is referred to as the "Release Date" with respect to such Released Shares). Promptly following the Release Date, but subject to the provisions of Section 8 below, the Company will (i) cause the Released Shares to be electronically transferred to an account in the Participant's name at the provider administering the Plan as it relates to Restricted Stock (the "Administrator") or to a book-entry account in the Participant's name with the Company's transfer agent for the Common Stock, and (ii) cause any dividends or other distributions relating to the Released Shares to be paid to the Participant or deposited to an account in the Participant's name with the Administrator. The Company reserves the right to transfer (or cause its transfer agent to transfer) to its treasury any Shares that are forfeited pursuant to this Agreement or the Plan and to recover and receive any dividends or other distributions relating to such forfeited Shares, in each case free of any claim or right of the Participant.

5. Transferability. The Participant shall have no right to sell, assign, transfer, pledge or otherwise encumber the Shares in any manner until the Shares have become Released Shares. In the event that the Company permits the Participant to arrange for sales of Shares through the Administrator to be effective as of the Release Date of the Shares, the Participant acknowledges and agrees that the Company may block any such sale and/or cancel any order to sell placed by the Participant, in each case if the Participant is not then permitted under the Company's insider trading policy to engage in transactions with respect to securities of the Company. If the Board of Directors determines that the ability of the Participant to sell or transfer Released Shares is restricted, then the Company may place a restrictive legend or stop transfer notation on any certificate that may be issued to represent such Released Shares or on its books with respect to such Released Shares. If a legend or stop transfer notation is placed on any certificate or the Company's books with respect to the Participant's Released Shares, the Participant may only sell such Released Shares in compliance with such legend or notation.

6. Section 83(b) Election. The Participant may elect, within 30 days of the Date of Grant and pursuant to Section 83(b) of the Internal Revenue Code, to include in his or her gross income the fair market value of the Shares covered by this Agreement in the taxable year of grant. The Participant will seek the advice of his or her own tax advisors as to the advisability of making such a Section 83(b) election, the potential consequences of making such an election and the requirements for making such an election. The Company and its agents have not and are not providing any tax advice to the Participant. If the Participant makes a Section 83(b) election, he

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or she shall promptly notify the Company by submitting to the Company a copy of the statement the Participant filed with the Internal Revenue Service to effect such election.

7. Responsibility for Taxes. The Participant acknowledges that the liability for all income tax or other tax-related items related to the Participant's participation in the Plan and legally applicable to the Participant ("Tax-Related Items") is and remains the Participant's responsibility. The Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Shares, including, but not limited to, the grant, vesting or any Section 83(b) election, the subsequent sale of Shares and the receipt of any dividends and/or dividend equivalents; and (ii) does not commit to and is under no obligation to structure the terms of any award to reduce or eliminate Participant's liability for Tax-Related Items or achieve any particular tax result. To the extent that the receipt of the Restricted Shares or the lapse of any forfeiture restrictions results in income to Grantee for federal, state, or local income, employment or other tax purposes with respect to which the Company, its Subsidiaries or Affiliates has a withholding obligation, Grantee shall: (a) deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet such obligation under applicable tax laws or regulations or to the extent provided under the Plan, (b) Grantee shall authorize the Company to withhold from the Restricted Shares granted hereby a number of shares having a Fair Market Value that would satisfy the withholding amount due, or (c) the Grantee may satisfy any tax required to be withheld in any other manner authorized by the Plan.

8. General Restrictions on Transfer or Delivery of Shares. The Company shall not be required to transfer or deliver any Released Shares or dividends or distributions relating to such Released Shares until it has been furnished with such opinions, representations or other documents as it may deem necessary or desirable, in its discretion, to insure compliance with any law or rules of the Securities and Exchange Commission or any other governmental authority having jurisdiction under the Plan or over the Company, the Participant, or the Shares or any interests therein. The award of Restricted Stock evidenced by this Agreement is also subject to the condition that, if at any time the Committee administering the Plan shall determine, in its discretion, that the listing, registration or qualification of the Shares (or any capital stock distributed with respect thereto) under any state or Federal law or other applicable rule, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the award of Restricted Stock evidenced by this Agreement or the issuance, transfer or delivery of the Shares (or the payment of any dividends or other distributions related to the Shares), the Company shall not be required to transfer or deliver any Released Shares or dividends or distributions relating to such Released Shares unless such listing, registration, qualification, consent or approval shall have been effected or obtained to the complete satisfaction of the Committee and free of any conditions not acceptable to the Committee.

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9. Rights as Shareholder. Except for the dividend and distribution restrictions described below, and the transfer and other restrictions set forth elsewhere in this Agreement and in the Plan, the Participant, as the beneficial owner of the Shares, shall possess all the rights of a holder of the Company's Common Stock, including voting, dividend and other distribution rights; provided, however, that prior to the Shares becoming Released Shares, the Shares, as well as any dividends or other distributions with respect to the Shares, shall be held in the manner described in Section 4 above. Any dividends or other distributions with respect to the Shares in the form of capital stock shall be treated as Restricted Stock in the same manner as the Shares. If any Shares are forfeited to the Company, then any dividends or other distributions with respect to such forfeited Shares shall also be forfeited to the Company.

10. Adjustment of Shares. As provided by the Plan, in the event of any change in the capital stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase capital stock at a price substantially below fair market value, or of any similar change affecting the capital stock, the Shares shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participant hereunder.

11. Coordination With Plan. The Participant acknowledges that he or she has previously received a copy of the Plan and agrees to be bound by all of the terms and provisions thereof, including any which may conflict with those contained in this Agreement. Capitalized terms used in this Agreement and not otherwise defined shall have the meaning given to such terms under the Plan.

12. Notices. All notices to the Company shall be in writing and sent to the Company's Corporate Secretary at the Company's offices located at 330 West William Street, Corning New York 14830, or at such other address as the Company may request by notice to Participant. Notices to the Participant shall be addressed to the Participant at the address of the Participant on the records of the Company from time to time.

[Signature page follows]

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IN WITNESS WHEREOF, the Company and the Participant have caused this Restricted Stock Agreement to be executed on the date set forth opposite their respective signatures, to be effective as of the Date of Grant.

Dated: _______________________ CORNING NATURAL GAS CORPORATION

By: ___________________________

Its: ____________________________

Dated: _______________________ PARTICIPANT

_______________________________

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